UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 20, 2007	000-52495
Date of Report (Date of earliest event reported)	Commission File Number

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0504006
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1839

(Registrant’s telephone number, including area code)

Item 3.02 Unregistered Sale of Equity Securities

Pacific Copper Corp. (the “Company”) completed a private placement of 1,000,000 shares of the Company’s common stock at a price of $0.10 per share with a single non-U.S. investor as of March 9, 2007. The Company completed another private placement of 1,000,000 shares of the Company’s common stock at a price of $0.10 per share with a single non-U.S. investor as of March 15, 2007. The two private placements resulted in gross proceeds of $200,000. Pursuant to the terms of each private placement the Company has undertaken to register the re-sale of such shares under the Securities Act of 1933, as amended (the “Securities Act”). The two private placements were exempt from registration under the Securities Act pursuant to Regulation S promulgated under the Securities Act. There were no fees paid to placement agents.

The shares sold in the March 9, 2007 private placement are subject to a lock-up agreement where 250,000 of the shares may be re-sold upon the effectiveness of a registration statement under the Securities Act covering such shares (a “Registration Statement”), 250,000 may be re-sold after six months from the date of such effectiveness of the Registration Statement, 250,000 may be re-sold after twelve months after the date of such effectiveness of the Registration Statement and 250,000 may be re-sold eighteen months after the date of such effectiveness of the Registration Statement.

The net proceeds from these private placements will be used for exploration programs on the Company’s Mazama Claims, as well as for general working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC COPPER CORP.

Date: March 20, 2007	By:	/s/ Stafford Kelley
Name: Stafford Kelley
Title: Secretary